VARIABLE ANNUITY TRANSPORTATION FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 100.0%

REPURCHASE AGREEMENTS

0.5%

United Parcel Service, Inc. —

Collateralized by U.S. Treasury

Class B

9,170 $

669,593

Obligations

Burlington Northern Santa Fe

Lehman Brothers Holdings, Inc.

Corp.

6,166

568,629

issued 03/31/08 at 1.15% due

Union Pacific Corp.

4,435

556,060

04/01/08

$

39,403     $

__________

39,403

FedEx Corp.

5,589

517,933

Total Repurchase Agreements

CSX Corp.†

9,070

508,555

(Cost $39,403)

__________

39,403

Canadian National Railway Co.

9,534

460,683

SECURITIES LENDING COLLATERAL 25.2%

Norfolk Southern Corp.

8,382

455,310

Investment in Securities Lending Short

CH Robinson Worldwide, Inc.†

5,455

296,752

Term

Expeditors International

Investment Portfolio held

Washington, Inc.†

6,563

296,516

by U.S. Bank

1,971,256

1,971,256

Southwest Airlines Co.†

22,552

279,645

__________

J.B. Hunt Transport Services,

Total Securities Lending Collateral

Inc.†

6,524

205,049

(Cost $1,971,256)

__________

1,971,256

Ryder System, Inc.†

3,267

198,993

Total Investments 125.7%

Kirby Corp.*

3,336

190,152

(Cost $7,077,793)

$

_____________

9,855,967

Kansas City Southern*†

4,568

183,223

Liabilities in Excess of Other

Landstar System, Inc.†

3,328

173,588

Assets – (25.7)%

$

_____________

(2,013,171)

Hertz Global Holdings, Inc.*

14,267

172,060

Net Assets – 100.0%

$

7,842,796

Con-way, Inc.†

3,103

153,536

*

Non-Income Producing Security.

Genco Shipping & Trading

†

All or a portion of this security is on loan at March 31, 2008.

Ltd.†

2,560

144,461

DryShips, Inc.†

2,367

141,807

UTI Worldwide, Inc.

6,629

133,110

Alexander & Baldwin, Inc.

2,866

123,467

UAL Corp.†

5,311

114,346

Knight Transportation, Inc.†

6,929

114,051

AMR Corp.*†

12,586

113,526

Werner Enterprises, Inc.†

6,055

112,381

Continental Airlines, Inc. —

Class B*

5,709

109,784

Heartland Express, Inc.

7,690

109,659

Atlas Air Worldwide Holdings

Co., Inc.*†

1,894

104,170

Delta Air Lines, Inc.*

11,889

102,245

Copa Holdings SA

2,680

102,135

Avis Budget Group, Inc.*†

9,311

98,883

SkyWest, Inc.

4,530

95,674

Northwest Airlines Corp.*†

10,626

95,528

Alaska Air Group, Inc.*†

3,770

73,967

US Airways Group, Inc.*†

7,838

__________

69,837

Total Common Stocks

(Cost $5,067,134)

__________

7,845,308

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